FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Emily Deissler/Benjamin Spicehandler/Spencer Waybright
Sard Verbinnen & Co
212-687-8080
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

MIAMI, FL, March 2, 2015 - Vector Group Ltd. (NYSE: VGR) today announced financial results for the fourth quarter and year ended December 31, 2014.
On December 13, 2013, Vector Group increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, Vector Group consolidates the operations and financial position of Douglas Elliman Realty in its financial statements. It had previously accounted for its interest in Douglas Elliman under the equity method of accounting.

GAAP Financial Results

Fourth quarter 2014 revenues were $417.6 million, compared to revenues of $299.6 million in the fourth quarter of 2013. The increase in revenues in 2014 was primarily due to the acquisition and consolidated presentation of Douglas Elliman. The Company recorded operating income of $47.4 million in the fourth quarter of 2014, compared to operating income of $62.0 million in the fourth quarter of 2013. Net income attributed to Vector Group Ltd. for the 2014 fourth quarter was $11.6 million, or $0.11 per diluted common share, compared to net income of $64.0 million, or $0.59 per diluted common share, in the 2013 fourth quarter.
For the year ended December 31, 2014, revenues were $1.6 billion, compared to $1.1 billion for 2013. The increase in revenues in 2014 was primarily due to the acquisition and consolidated presentation of Douglas Elliman. The Company recorded operating income of $213.4 million for 2014 , compared to operating income of $112.0 million for 2013. Net income attributed to Vector Group Ltd. for 2014 was $37.0 million, or $0.35 per diluted common share, compared to net income of $38.9 million, or $0.39 per diluted common share, for 2013.

Non-GAAP Financial Results

The Company's non-GAAP financial results are presented assuming the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC, and the related purchase accounting adjustments, occurred prior to January 1, 2013. Non-GAAP financial results also include adjustments for litigation settlement and judgment expenses in the Company's tobacco business, a one-time charge in 2013 related to the extinguishment of the Company's 11% Senior Secured Notes, non-cash stock compensation expense (for purposes of Pro-forma Adjusted EBITDA only), and non-cash interest items associated with the Company's convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three and twelve months ended December 31, 2014 and 2013 are included in Tables 2 through 10.
Three months ended December 31, 2014 compared to the three months ended December 31, 2013
Fourth quarter 2014 Pro-forma Adjusted Revenues (as described in Table 2 attached hereto) were $417.7 million compared to $401.7 million in 2013. The increase was primarily due to an increase in Pro-forma Adjusted Revenues from the Company's tobacco segment of $19.5 million and an increase in Pro-forma Adjusted Revenues at Douglas Elliman of $18.7 million. These increases were offset by the absence of $22.7 million in revenues in 2014 from the 2013 sale of lots at the Company's Escena development in Palm Springs, California.
Pro-forma Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) was $53.5 million for the fourth quarter of 2014 as compared to $76.3 million for the fourth quarter of 2013. The decline in Pro-forma Adjusted

EBITDA attributed to Vector Group for the three months ended December 31, 2014 was primarily attributable to the absence of a $20.2 million gain from the sale of lots at the Company's Escena development in Palm Springs, California, which occurred during the three months ended December 31, 2013 as well as increased losses from the Company’s E-cigarette segment in the 2014 period.  This decline was offset by higher profits in the tobacco segment.
Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $11.9 million or $0.11 per diluted share for the three months ended December 31, 2014 and $37.2 million or $0.35 per diluted share for the three months ended December 31, 2013.
Pro-forma Adjusted Operating Income (as described below and in Table 5 attached hereto) was $49.8 million for the three months ended December 31, 2014 and $75.8 million for the three months ended December 31, 2013.

Twelve months ended December 31, 2014 compared to the twelve months ended December 31, 2013
For the year ended December 31, 2014 Pro-forma Adjusted Revenues (as described in Table 2 attached hereto) were $1.59 billion compared to $1.50 billion in 2013. The increase was primarily due to an increase in real estate revenues at Douglas Elliman.
Pro-forma Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) was $227.8 million for the year ended December 31, 2014 as compared to $236.4 million for the twelve-month period of 2013. The decline in Pro-forma Adjusted EBITDA attributed to Vector Group for the twelve months ended December 31, 2014 was primarily attributable to the absence of a $20.2 million gain from the sale of lots at the Company's Escena development in Palm Springs, California, which occurred during the three months ended December 31, 2013 and increased losses from the Company’s E-cigarette segment in 2014.  This decline was offset by higher profits in the tobacco segment and from the Company’s 70.59% interest in Douglas Elliman Realty, LLC.
Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $63.9 million or $0.60 per diluted share for the year ended December 31, 2014 and $84.0 million or $0.85 per diluted share for the year ended December 31, 2013.
Pro-forma Adjusted Operating Income (as described below and in Table 5 attached hereto) was $223.0 million for the year ended December 31, 2014 and $232.6 million for the year ended December 31, 2013.

Tobacco Business Financial Results
For the fourth quarter 2014, the Company's tobacco business had revenues of $272.8 million, compared to $253.3 million for the fourth quarter 2013. The increase in revenues was primarily due to a 4.6% increase in unit sales volume and by favorable net pricing variances. Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the fourth quarter 2014 and 2013 was $52.5 million and $49.3 million, respectively.
For the year ended December 31, 2014, the Company's tobacco business had revenues of $1.021 billion, compared to $1.014 billion for the year ended December 31, 2013. The increase in revenues was primarily due to 3.1% favorable net pricing variances offset by a 2.3% decline in unit sales volume. Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the year ended December 31, 2014 and 2013 was $200.2 million and $189.3 million, respectively.
For the fourth quarter and year ended December 31, 2014, the Company's tobacco business had conventional cigarette sales of approximately 2.36 billion units and 8.86 billion units, respectively, compared to 2.25 billion units and 9.07 billion units for the fourth quarter and year ended December 31, 2013.

Real Estate Business Financial Results
For the fourth quarter 2014, the Company's real estate segment had Pro-forma Adjusted Revenues of $146.3 million, compared to $148.4 million for the fourth quarter 2013. For the year ended December 31, 2014, the Company's real estate segment's Pro-forma Adjusted Revenues were $563.2 million compared to $483.4 million for the year ended December 31, 2013. The increase in revenues was primarily due to an increase in revenues at Douglas Elliman combined with the sale of the Company's Indian Creek property. For the fourth quarter 2014, Real Estate Pro-forma Adjusted EBITDA attributed to the Company were $6.2 million, compared to $28.9 million for the fourth quarter 2013. For the year ended December 31, 2014, Real Estate Pro-forma Adjusted EBITDA attributed to the Company were $40.2 million, compared to $51.1 million for the year ended December 31, 2013.
Douglas Elliman's results are included in the Real Estate segment and it continued to post strong growth with increases in Pro-Forma Adjusted Revenues of 14.9% and 18.9% for the three and twelve months ended December 31, 2014 , respectively, from the comparable 2013 periods.  Additionally, Douglas Elliman continued to make strategic investments in 2014 by expanding into new markets, bolstering its development marketing division and incurring increased advertising and marketing expenses to strengthen the long-term value of the Douglas Elliman brand name.

Douglas Elliman's Pro-Forma Adjusted Revenues for the fourth quarter 2014 were $144.6 million, compared to $125.8 million for the fourth quarter 2013. For the year ended December 31, 2014, Douglas Elliman's Pro-forma Adjusted Revenues were $543.2 million compared to $456.9 million for the year ended December 31, 2013. For the fourth quarter 2014, Douglas Elliman's Pro-forma Adjusted EBITDA were $6.1 million ($4.3 million attributed to the Company), compared to $13.2 million ($9.3 million attributed to the Company) for the fourth quarter 2013. For the year ended December 31, 2014, Douglas Elliman's Pro-forma Adjusted EBITDA were $50.7 million ($35.8 million attributed to the Company), compared to $45.7 million ($32.3 million attributed to the Company) for the year ended December 31, 2013.
For the fourth quarter and year ended December 31, 2014, Douglas Elliman achieved closed sales of approximately $4.9 billion and $18.2 billion, respectively, compared to $4.0 billion and $14.8 billion for the fourth quarter and year ended December 31, 2013.
In 2014, the Company was required under Section 404 of the Sarbanes-Oxley Act of 2002 to complete an assessment of internal controls of Douglas Elliman Realty, LLC, which became a consolidated subsidiary of the Company on December 13, 2013. In the Company’s assessment, it has identified material weaknesses in internal controls over financial reporting at Douglas Elliman related to the effectiveness of its monitoring process for evaluating its financial reporting.  Vector Group is beginning the evaluation process associated with remediation of these weaknesses and will continue to take measures, including engaging service providers that may be necessary and advisable, to address these weaknesses.

E-cigarettes
For the fourth quarter 2014, the Company's E-cigarette segment had Pro-forma Adjusted Revenues of negative $1.4 million and a loss of Pro-forma Adjusted EBITDA of $6.0 million. The negative revenues of $1.4 million in the Company’s E-Cigarette segment for the three months ended December 31, 2014 are the result of a newly-established sales returns allowance of $2.7 million because of the rapid decline of disposable e-cigarette sales in the U.S. market. For the year ended December 31, 2014, the Company's E-cigarette segment had Pro-forma Adjusted Revenues of $8.6 million and a loss of Pro-forma Adjusted EBITDA of $13.1 million.
The Company's E-cigarette segment did not have any revenues in the 2013 periods and reported a loss from Pro-forma Adjusted EBITDA of approximately $459,000 and $1.0 million for the three months and year ended December 31, 2013.
As a result of the amount of operating losses in the Company's E-cigarette segment, effective as of September 30, 2014, when compared to the remaining components of the Company's Corporate and Other segment, the Company has reevaluated its operating segments and has separated the operations of the Company's E-cigarette segment from the Corporate and Other segment for previously reported 2014 periods and from the Tobacco segment for the previously reported 2013 periods. Thus, information reported prior to September 30, 2014 has been recast to conform to the current presentation. This change did not have an impact to the Company's historical consolidated results.

Non-GAAP Financial Measures
Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Management uses Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA as measures to review and assess operating performance of the Company's business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA) of the Company's business. While management considers Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA are susceptible to varying calculations and the Company's measurement of Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA may not be comparable to those of other companies. Attached hereto as Tables 2 through 10 is information relating to the Company's Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA for the three and twelve months ended December 31, 2014 and 2013.

Conference Call to Discuss Fourth Quarter and Full Year 2014 Results
As previously announced, the Company will host a conference call and webcast on Monday, March 2, 2015 at 9:30 A.M. (ET) to discuss fourth quarter and full year 2014 results. Investors can access the call by dialing 800-859-8150 and entering 78148193 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.
A replay of the call will be available shortly after the call ends on March 2, 2015 through March 13, 2015. To access the replay, dial 877-656-8905 and enter 78148193 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.

Vector Group is a holding company that indirectly owns Liggett Group LLC, Vector Tobacco Inc. and Zoom E-Cigs LLC and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company's website, www.VectorGroupLtd.com.

[Financial Tables Follow]# # #

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenues
Tobacco*	$272,791	$253,303	$1,021,259	$1,014,341
Real estate	146,187	46,282	561,467	65,580
E-Cigarettes	(1,388)	—	8,589	—
Total revenues	417,590	299,585	1,591,315	1,079,921

Expenses:
Cost of sales:
Tobacco*	198,058	181,016	735,725	729,393
Real estate	92,497	21,558	354,028	37,638
E-Cigarettes	950	—	7,307	—
Total cost of sales	291,505	202,574	1,097,060	767,031

Operating, selling, administrative and general expenses	77,961	34,833	278,392	112,748
Litigation settlement and judgment expense	750	193	2,475	88,106
Operating income	47,374	61,985	213,388	112,036

Other income (expenses):
Interest expense	(37,321)	(33,102)	(160,991)	(132,147)
Loss on extinguishment of debt	—	—	—	(21,458)
Change in fair value of derivatives embedded within convertible debt	11,962	10,636	19,409	18,935
Acceleration of interest expense related to debt conversion	(93)	(12,414)	(5,205)	(12,414)
Equity income from real estate ventures	1,101	6,151	4,103	22,925
Equity (loss) income on long-term investments	(220)	1,296	1,242	2,066
Gain (loss) on sale of investment securities available for sale	27	42	(11)	5,152
Gain on acquisition of Douglas Elliman	—	60,842	—	60,842
Other, net	2,385	2,399	10,552	7,550
Income before provision for income taxes	25,215	97,835	82,487	63,487
Income tax expense	12,244	34,082	33,251	24,795

Net income	12,971	63,753	49,236	38,692

Net (income) loss attributed to non-controlling interest	(1,377)	252	(12,258)	252

Net income attributed to Vector Group Ltd.	$11,594	$64,005	$36,978	$38,944

Per basic common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.11	$0.64	$0.35	$0.39

Per diluted common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.11	$0.59	$0.35	$0.39

Cash distributions and dividends declared per share	$0.40	$0.38	$1.54	$1.47

* Revenues and Cost of goods sold include excise taxes of $118,652, $113,409, $446,086 and $456,703, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues	$417,590	$299,585	$1,591,315	$1,079,921

Reclassification of revenues as a result of the consolidation of Douglas Elliman (a)	—	100,732	—	416,453
Purchase accounting adjustments (b)	85	1,357	1,768	1,357
Total adjustments	85	102,089	1,768	417,810

Pro-forma Adjusted Revenues	$417,675	$401,674	$1,593,083	$1,497,731

Pro-forma Adjusted Revenues by Segment
Tobacco	$272,791	$253,303	$1,021,259	$1,014,341
E-cigarettes	(1,388)	—	8,589	—
Real Estate (c)	146,272	148,371	563,235	483,390
Corporate and Other	—	—	—	—
Total	$417,675	$401,674	$1,593,083	$1,497,731

a.
Represents revenues of Douglas Elliman Realty, LLC in the respective 2013 periods. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company consolidates the operations and financial position of Douglas Elliman Realty, LLC in its financial statements.  The Company had previously accounted for its interest in Douglas Elliman Realty, LLC under the equity method and revenues from Douglas Elliman Realty, LLC were not included in the Company's revenues.

b.
Amounts represent one-time purchase accounting adjustments to fair value for deferred revenues recorded in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC on December 13, 2013.

c.	Includes Pro-Forma Adjusted Revenues from Douglas Elliman Realty, LLC of $144,564, $125,820, $543,230, and $456,909 for the three months and years ended December 31, 2014 and 2013, respectively.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income attributed to Vector Group Ltd.	$11,594	$64,005	$36,978	$38,944
Interest expense	37,321	33,102	160,991	132,147
Income tax expense	12,244	34,082	33,251	24,795
Net income (loss) attributed to non-controlling interest	1,377	(252)	12,258	(252)
Depreciation and amortization	5,900	4,626	24,499	12,631
EBITDA	$68,436	$135,563	$267,977	$208,265
Change in fair value of derivatives embedded within convertible debt (a)	(11,962)	(10,636)	(19,409)	(18,935)
Equity (gain) loss on long-term investments (b)	220	(1,296)	(1,242)	(2,066)
(Gain) loss on sale of investment securities available for sale	(27)	(42)	11	(5,152)
Equity income from real estate ventures (c)	(1,101)	(6,151)	(4,103)	(22,925)
Loss on extinguishment of debt	—	—	—	21,458
Acceleration of interest expense related to debt conversion	93	12,414	5,205	12,414
Stock-based compensation expense (d)	1,224	586	3,251	2,519
Litigation settlement and judgment expense (e)	750	193	2,475	88,106
Impact of MSA Settlement (f)	—	(860)	(1,419)	(11,823)
Gain on acquisition of Douglas Elliman	—	(60,842)	—	(60,842)
Reclassification of EBITDA as a result of the consolidation of Douglas Elliman (g)	—	13,804	—	46,640
Purchase accounting adjustments	465	—	1,478	—
Other, net	(2,385)	(2,399)	(10,552)	(7,550)
Pro-forma Adjusted EBITDA	$55,713	$80,334	$243,672	$250,109
Pro-forma Adjusted EBITDA attributed to non-controlling interest	(2,244)	(4,060)	(15,858)	(13,717)
Pro-forma Adjusted EBITDA attributed to Vector Group Ltd.	$53,469	$76,274	$227,814	$236,392

Pro-forma Adjusted EBITDA by Segment
Tobacco	$54,882	$51,746	$211,168	$198,866
E-cigarettes	(6,023)	(459)	(13,124)	(1,019)
Real Estate (h)	8,447	32,983	56,036	64,866
Corporate and Other	(1,593)	(3,936)	(10,408)	(12,604)
Total	$55,713	$80,334	$243,672	$250,109

Pro-forma Adjusted EBITDA Attributed to Vector Group by Segment
Tobacco	$54,882	$51,746	$211,168	$198,866
E-cigarettes	(6,023)	(459)	(13,124)	(1,019)
Real Estate (i)	6,203	28,923	40,178	51,149
Corporate and Other	(1,593)	(3,936)	(10,408)	(12,604)
Total	$53,469	$76,274	$227,814	$236,392

a.	Represents income or losses recognized from changes in the fair value of the derivatives embedded in the Company's convertible debt.

b.	Represents income or losses recognized on long-term investments that the Company accounts for under the equity method.

c.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accrual for a settlement of an Engle progeny judgment.

f.	Represents the Company's tobacco business's settlement of a long-standing dispute related to the Master Settlement Agreement.

g.
Represents Adjusted EBITDA of Douglas Elliman Realty, LLC in the respective 2013 periods. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company consolidates the operations and financial position of Douglas Elliman Realty, LLC in its financial statements .  The Company had previously accounted for its interest in Douglas Elliman Realty, LLC under the equity method, and operating income as well as depreciation and amortization expense from Douglas Elliman Realty, LLC were not included in the Company's Adjusted EBITDA.

h.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC of $6,125, $13,169, $50,655 and $45,710 for the three months and years ended December 31, 2014 and 2013, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Pro-forma Adjusted EBITDA.

i.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $4,324, $9,297, $35,757 and $32,267 the three months and years ended December 31, 2014 and 2013, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Pro-forma Adjusted EBITDA for non-controlling interest.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income attributed to Vector Group Ltd.	$11,594	$64,005	$36,978	$38,944

Acceleration of interest expense related to debt conversion	93	12,414	5,205	12,414
Change in fair value of derivatives embedded within convertible debt	(11,962)	(10,636)	(19,409)	(18,935)
Non-cash amortization of debt discount on convertible debt	9,744	10,946	51,472	36,378
Loss on extinguishment of 11% Senior Secured Notes due 2015	—	—	—	21,458
Litigation settlement and judgment expense (a)	750	193	2,475	88,106
Impact of MSA Settlement (b)	—	(860)	(1,419)	(11,823)
Interest income from MSA Settlement (c)	—	—	—	(1,971)
Gain on acquisition of Douglas Elliman Realty, LLC (d)	—	(60,842)	—	(60,842)
Adjustment to reflect additional 20.59% of net income from Douglas Elliman Realty, LLC (e)	—	2,467	—	8,557
Out-of-period adjustment related to Douglas Elliman acquisition in 2013 (f)	—	—	(1,231)	—
Douglas Elliman Realty, LLC purchase accounting adjustments (g)	1,189	1,165	6,019	1,165
Total adjustments	(186)	(45,153)	43,112	74,507

Tax expense related to adjustments	77	18,332	(17,827)	(29,467)
Adjustments to income tax expense due to purchase accounting (h)	365	—	1,670	—

Pro-forma Adjusted Net Income attributed to Vector Group Ltd.	$11,850	$37,184	$63,933	$83,984

Per diluted common share:

Pro-forma Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.11	$0.35	$0.60	$0.85

a. Represents accrual for a settlement of an Engle progeny judgment.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Represents interest income on the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

d.	Represents gain associated with the increase of ownership of Douglas Elliman Realty, LLC.

e.
Represents 20.59% of Douglas Elliman Realty LLC's net income in the respective 2013 periods. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company includes an additional 20.59% of Adjusted Net Income from Douglas Elliman Realty, LLC in the Company's Adjusted Net Income.

f.
Represents an out-of-period adjustment related to a non-accrual of a receivable from Douglas Elliman in the fourth quarter of 2013 and would have increased the Company’s gain on acquisition of Douglas Elliman in 2013.

g.
Represents 70.59% of one-time purchase accounting adjustments to fair value for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC on December 13, 2013.

h.
Represents adjustments to income tax expense due to a change in the Company's marginal income tax rate from 40.6% to 41.35% as a result of its acquisition of 20.59% of Douglas Elliman Realty, LLC on December 13, 2013.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Operating income	$47,374	$61,985	$213,388	$112,036

Litigation settlement and judgment expense (a)	750	193	2,475	88,106
Impact of MSA Settlement (b)	—	(860)	(1,419)	(11,823)
Reclassification of operating income as a result of the consolidation of Douglas Elliman Realty, LLC (c)	—	12,873	—	42,598
Douglas Elliman purchase accounting adjustments (d)	1,684	1,650	8,527	1,650
Total adjustments	2,434	13,856	9,583	120,531

Pro-forma Adjusted Operating Income (e)	$49,808	$75,841	$222,971	$232,567

a.	Represents accrual for a settlement of an Engle progeny judgment.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents Adjusted Operating Income of Douglas Elliman Realty, LLC in the respective 2013 periods. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company consolidates the operations and financial position of Douglas Elliman Realty in its financial statements.  The Company had previously accounted for its interest in Douglas Elliman under the equity method and operating income from Douglas Elliman Realty, LLC was not included in the Company's operating income.

d.
Amounts represent one-time purchase accounting adjustments to fair value for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC on December 13, 2013.

e.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Operating income from tobacco business	$51,724	$49,999	$199,119	$113,039

Litigation settlement and judgment expense (a)	750	193	2,475	88,106
Impact of MSA Settlement (b)	—	(860)	(1,419)	(11,823)
Total adjustments	750	(667)	1,056	76,283

Tobacco Adjusted Operating Income	$52,474	$49,332	$200,175	$189,322

a.	Represents accruals for settlements of judgments in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
ANALYSIS OF NEW VALLEY LLC PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

New Valley LLC revenues	$146,187	$46,282	$561,467	$65,580

Reclassification of revenues as a result of the consolidation of Douglas Elliman (a)	—	100,732	—	416,453
Purchase accounting adjustments (b)	85	1,357	1,768	1,357
Total adjustments	85	102,089	1,768	417,810

New Valley LLC Pro-forma Adjusted Revenues (c)	$146,272	$148,371	$563,235	$483,390

a.
Represents revenues of Douglas Elliman Realty, LLC for the respective three month periods. For the last twelve months ended June 30, 2014, represents revenues of Douglas Elliman Realty, LLC from July 1, 2013 to December 13, 2013. For the year ended December 31, 2013, represents revenues of Douglas Elliman Realty, LLC for the period from January 1, 2013 to December 13, 2013. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company consolidates the operations and financial position of Douglas Elliman Realty, LLC in its financial statements.  The Company had previously accounted for its interest in Douglas Elliman Realty, LLC under the equity method and revenues from Douglas Elliman Realty, LLC were not included in the Company's revenues.

b.
Amounts represent one-time purchase accounting adjustments to fair value for deferred revenues recorded in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC on December 13, 2013.

c.	Includes Pro-forma Adjusted Revenues from Douglas Elliman Realty, LLC of $144,564, $125,820, $543,230, and $456,909 for the three months and years ended December 31, 2014 and 2013, respectively.

TABLE 8
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF NEW VALLEY LLC PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$3,759	$50,286	$21,420	$59,422
Interest expense (a)	1	4	41	14
Income tax expense (a)	2,008	34,394	17,428	40,740
Net income (loss) attributed to non-controlling interest (a)	1,377	(252)	12,258	(252)
Depreciation and amortization	2,495	1,981	12,204	2,421
EBITDA	$9,640	$86,413	$63,351	$102,345
Income from non-guarantors other than New Valley	7	36	93	131
Equity income from real estate ventures (b)	(1,101)	(6,151)	(4,103)	(22,925)
Gain on acquisition of Douglas Elliman	—	(60,842)	—	(60,842)
Reclassification of EBITDA as a result of the consolidation of Douglas Elliman (c)	—	13,804	—	46,640
Purchase accounting adjustments	465	—	1,478	—
Other, net	(489)	(222)	(4,786)	(348)
Pro-forma Adjusted EBITDA	$8,522	$33,038	$56,033	$65,001
Pro-forma Adjusted EBITDA attributed to non-controlling interest	(2,244)	(4,060)	(15,858)	(13,717)
Pro-forma Adjusted EBITDA attributed to New Valley LLC	$6,278	$28,978	$40,175	$51,284

Pro-forma Adjusted EBITDA by Segment
Real Estate (d)	$8,447	$32,983	$56,036	$64,866
Corporate and Other	75	55	(3)	135
Total (f)	$8,522	$33,038	$56,033	$65,001

Pro-forma Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (e)	$6,203	$28,923	$40,178	$51,149
Corporate and Other	74	55	(3)	135
Total (f)	$6,277	$28,978	$40,175	$51,284

a.
Amounts are derived from Vector Group Ltd.'s Consolidated Financial Statements. See Note entitled "Vector Group Ltd.'s Condensed Consolidating Financial Information" contained in Vector Group Ltd.'s Form 10-K for each respective period.

b.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

c.
Represents EBITDA of Douglas Elliman Realty, LLC for all periods prior to December 13, 2013. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company consolidates the operations and financial position of Douglas Elliman Realty, LLC in its financial statements.  The Company had previously accounted for its interest in Douglas Elliman Realty, LLC under the equity method, and operating income as well as depreciation and amortization expense from Douglas Elliman Realty, LLC, were not included in the Company's Adjusted EBITDA.

d.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC of $6,125, $13,169, $50,655 and $45,710 for the three months and years ended December 31, 2014 and 2013, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Pro-forma Adjusted EBITDA.

e.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $4,324, $9,297, $35,757 and $32,267 the three months and years ended December 31, 2014 and 2013, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Pro-forma Adjusted EBITDA for non-controlling interest.

f.
New Valley's Pro-forma Adjusted EBITDA does not include an allocation of Vector Group Ltd.'s "Corporate and Other" segment's expenses of $1,593, $3,936, $10,408, and $12,604 for ~~t~~ the three months and years ended December 31, 2014 and 2013, respectively.

TABLE 9
VECTOR GROUP LTD. AND SUBSIDIARIES
ANALYSIS OF DOUGLAS ELLIMAN REALTY, LLC PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	Twelve Months Ended
	December 31,
	2014	2013

Douglas Elliman Realty, LLC revenues	$541,462	$436,935

Real estate brokerage revenues reclassified from Vector Group Ltd. (a)	—	18,617
Purchase accounting adjustments (b)	1,768	1,357
Total adjustments	1,768	19,974

Douglas Elliman Realty, LLC Pro-forma Adjusted Revenues	$543,230	$456,909

a.	Revenues from Douglas Elliman Florida, LLC, which was a subsidiary of Vector from prior to January 1, 2013 to December 13, 2013 and acquired by Douglas Elliman Realty, LLC in December 2013.

b.
Amounts represent one-time purchase accounting adjustments to fair value for deferred revenues recorded in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC on December 13, 2013.

TABLE 10
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF DOUGLAS ELLIMAN REALTY, LLC PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Twelve Months Ended
	December 31,
	2014	2013

Net income attributed to Douglas Elliman Realty, LLC	$38,414	$38,095
Interest expense	38	18
Income tax expense	1,374	996
Depreciation and amortization	11,855	6,209
Douglas Elliman Realty, LLC EBITDA	$51,681	$45,318
Equity income from real estate ventures (a)	(110)	(57)
Purchase accounting adjustments	1,478	1,357
Income from Douglas Elliman Florida LLC	—	(930)
Other, net	(2,394)	22
Douglas Elliman Realty, LLC Pro-forma Adjusted EBITDA	$50,655	$45,710

a.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.